SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 6, 2013

TRI-TECH HOLDING INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34427	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16th Floor of Tower B, Renji Plaza No. 101

Jingshun Road, Chaoyang District

Beijing, People’s Republic of China 100102

(Address of principal executive offices)

Registrant’s telephone number, including area code: +86 (10) 5732-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 6, 2013, the Registrant held its annual shareholder meeting. Management’s presentation at the annual shareholder meeting is attached hereto as Exhibit 99.1.

The information in this Form 8-K/A, including Exhibit 99.1 attached hereto, shall not be deemed as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by us under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Registrant held its 2013 Annual Meeting of Shareholders on May 6, 2013, at 9:00 a.m., Beijing time at the the 16th Floor of Tower B, Renji Plaza, 101 Jingshun Road, Chaoyang District, Beijing 100102, People’s Republic of China. A total of 6,536,044 of the Registrant’s ordinary shares were present in person or by proxy, representing a quorum of 79.19%. The following tables reflect the certified tabulation of the votes with respect to each proposal submitted to a vote of the Registrant’s shareholders at the 2013 Annual Meeting of Shareholders. Abstentions were counted as present for the purpose of establishing a quorum, but were not treated as votes cast on each respective proposal.

1.	PROPOSAL 1: Election of Directors
	a.	To elect three Class I members of the Board of Directors to serve terms expiring at the Annual Meeting of Shareholders in 2016 or until their successors are duly elected and qualified. The Class I nominees who received a plurality of the properly cast votes were Peter Zhuo, Da-zhuang Guo and John McAuliffe, who were thereby elected to the Registrant’s Board of Directors. There were no abstentions and 2,768,422 broker non-votes. The tabulation of the certified voting results is as follows:

Nominee	For		Withheld
	Number	Percentage	Number	Percentage
Peter Zhuo	3,729,362	98.98%	38,260	1.02%
Da-Zhuang Guo	3,735,312	99.14%	32,310	0.86%
John McAuliffe	3,735,217	99.14%	32,405	0.86%

2.	PROPOSAL 2: Ratification of Appointment of Independent Auditor
	a.	To ratify the appointment of Marcum Bernstein & Pinchuk LLP as the Registrant’s independent registered public accountant for the fiscal year ending December 31, 2013. The proposal was approved by a majority vote of 78.8% of the votes cast. There were no broker non-votes. The tabulation of the certified voting results is as follows:

For		Withheld		Abstain
Number	Percentage	Number	Percentage	Number	Percentage
6,504,161	99.51%	28,683	0.44%	3,200	0.05%

3.	PROPOSAL 3: Advisory Vote on Executive Compensation
	a.	To vote on an advisory, nonbinding resolution to approve the compensation of the Company's named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission. There were 2,768,422 broker non-votes. The tabulation of the certified voting results is as follows:

For		Against		Abstain
Number	Percentage	Number	Percentage	Number	Percentage
3,726,671	98.91%	35,346	0.94%	5,605	0.15%

4.	PROPOSAL 4: Advisory Vote on Frequency of Vote on Executive Compensation Vote
	a.	To vote on an advisory, nonbinding resolution to approve the frequency of advisory votes on named executive officer compensation. There were 2,768,422 broker non-votes. The tabulation of the certified voting results is as follows:

Every One Year		Every Two Years		Every Three Years		Abstain
Number	Percentage	Number	Percentage	Number	Percentage	Number	Percentage
3,723,806	98.84%	9,124	0.24%	25,892	0.69%	8,800	0.23%

Based on the foregoing advisory votes, the Registrant will seek shareholder approval, on a nonbinding advisory basis, on the frequency of voting on executive compensation.

ITEM 7.01 REGULATION FD DISCLOSURE.

The information in Item 2.02 is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS.

On May 6, 2013 at the annual shareholder meeting, the Registrant will announce the planned sale of approximately 238.43 acres of industrial land, including 75,161 square meters of construction area, by the Registrant’s subsidiary, Tianjin Baoding Environmental Science and Technology Co., Ltd. The Baodi Economic Development Zone Management Committee, which has jurisdiction over property located in the Economic Development Area in which the property is situated, has agreed to permit the sale and has provided the guaranty that the sale will be completed. The Registrant acquired the property for approximately $5.28 million on November 26, 2010 and will sell it along with all construction for approximately $18 million. Including the costs of construction and operation expended by the Registrant since acquisition, the Registrant expects to break even on the sale. The sale is expected to close before the end of 2013.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Annual shareholder meeting management presentation slides.
99.2	Press release regarding results of voting at annual shareholder meeting.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-TECH HOLDING INC.

By:	/s/ Gavin Cheng
Name: Gavin Cheng Its: Chief Executive Officer

Dated: May 6, 2013